UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2007

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	0-27527	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany-Shaker Road, Latham, New York 12110

(Address of Principal Executive Offices) (Zip Code)

(518) 782-7700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of Interim Chief Financial Officer

On February 28, 2007, the Board of Directors of the Company appointed David Waldek as the interim Chief Financial Officer.

Mr. Waldek joined the Company as a consultant on February 28, 2007. Prior to joining the Company, Mr. Waldek co-founded CFO Advisory Group which provides strategic financial and business advisory services to high-growth companies. Prior to that, Mr. Waldek served for six years as the CFO for Albany Molecular Research.

As the interim Chief Financial Officer, Mr. Waldek is currently engaged by the Company as a consultant. The Company pays $1,250 per day for Mr. Waldek’s services.

On February 28, 2007, the Company issued a press release regarding the appointment of Mr. Waldek. The press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Title

99.1	Press Release of Plug Power Inc. dated February 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: March 1, 2007	By:	/s/ Roger B. Saillant
Roger B. Saillant
Chief Executive Officer